UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2017

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On July 27, 2016, Titan Pharmaceuticals, Inc. (the “Company”) entered into a venture loan and security agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation (the “Lender”), which provides for up to $10,000,000 in loans to the Company, including an initial loan in the amount of $7,000,000 funded upon signing of the Loan Agreement. An additional $3,000,000 loan is subject to the Company’s achievement of the following milestones on or prior to March 31, 2018:

•	Revenue resulting from royalty payments of not less than $750,000;
•	Execution of a partnership or similar agreement for the marketing and sale of Probuphine in Europe; and
•	Market capitalization of not less than $50,000,000.

Repayment of the loans is on an interest-only basis through December 31, 2018, followed by monthly payments of principal and accrued interest for the balance of the 46-month term. The loans bear interest at a floating coupon rate of one-month LIBOR (floor of 1.10%) plus 8.40%. A final payment equal to 5.0% of each loan tranche will be due on the scheduled maturity date for such loan. In addition, if the Company repays all or a portion of the loan prior to the applicable maturity date, it will pay the Lender a prepayment penalty fee, based on a percentage of the then outstanding principal balance, equal to 4% if the prepayment occurs during the interest-only payment period, 3% if the prepayment occurs during the 12 months following such period, and 2% thereafter.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest in all of its assets, with the exception of its intellectual property. The Company agreed not to pledge or otherwise encumber its intellectual property assets, subject to certain exceptions.

The Loan Agreement includes customary affirmative and restrictive covenants, excluding any covenants to attain or maintain certain financial metrics, and also includes customary events of default, including for payment failures, breaches of covenants, change of control and material adverse changes. Upon the occurrence of an event of default and following any applicable cure periods, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lender may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.23 to this report and is incorporated by reference herein.

In connection with the Loan Agreement, the Company issued the Lender warrants as described below in Item 3.02 of this report.

Armentum Partners acted as the Company’s financial advisor and received a fee of 1.5% of the loan facility.

The Company issued a press release on July 27, 2017 announcing its entry into the Loan Agreement, which press release is attached as Exhibit 99.1 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 that relates to the creation of a direct financial obligation of the Company is hereby incorporated by reference into this Item 2.03 of this report.

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Item 3.02 Unregistered Sales of Equity Securities.

On July 27, 2017, in connection with its entry into the Loan Agreement, the Company issued the Lender warrants to purchase an aggregate of 280,612 shares of common stock (the “Lender Warrants”). The per share exercise price of the Lender Warrants is the lower of (i) $1.96 or (ii) the price per share of any securities that may be issued by the Company in an equity financing during the next 18 months. The Company issued the Lender an additional warrant that will only become exercisable upon the funding of the second tranche of the loan, the number of shares and exercise price to be calculated at such time. The Company has agreed to file a registration statement within the next 90 days covering the resale of the shares underlying the Lender Warrants.

The foregoing description of the Lender Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Lender Warrant, which is filed as Exhibit 4.4 to this report and is incorporated by reference herein.

The Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
4.4	Form of Lender Warrant
10.23	Venture Loan and Security Agreement, dated July 27, 2017, by and between Titan Pharmaceuticals, Inc. and Horizon Technology Finance Corporation
99.1	Press Release dated July 27, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2017	TITAN PHARMACEUTICALS, INC.

	By:	/s/ Sunil Bhonsle
	Name:	Sunil Bhonsle
	Title:	President and Chief Executive Officer

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